`       Exhibit 4.1



                          SUPPLEMENTAL INDENTURE NO. 8



                          dated as of November 14, 2000

                                      among

                             SBG HOLDINGS INC., and

                          SNAPPLE BEVERAGE GROUP, INC.,
                                   as Issuers,

                     the SUBSIDIARY GUARANTORS party hereto,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                   10-1/4% Senior Subordinated Notes due 2009




         SUPPLEMENTAL INDENTURE No. 8 dated as of November 14, 2000 (this "Supplemental Indenture"), among SBG Holdings Inc., a Delaware corporation, (the "Company"), and Snapple Beverage Group, Inc., a Delaware corporation, as issuers (collectively, the "Issuers"), the Subsidiary Guarantors parties hereto and The Bank of New York, as trustee (the "Trustee").

                                    RECITALS

         WHERAS, the Issuers, the Subsidiary Guarantors and the Trustee entered into the Indenture dated as of February 25, 1999 (as supplemented by Supplemental Indenture No. 1 dated as of February 26, 1999, Supplemental Indenture No. 2 dated as of September 8, 1999, Supplemental Indenture No. 3 dated as of December 16, 1999, Supplemental Indenture No. 4 dated as of January 2, 2000, Supplemental Indenture No. 5 dated as of October 25, 2000, Supplemental Indenture No. 6 dated as of October 25, 2000, Supplemental Indenture No. 7 dated as of October 25, 2000, and as otherwise supplemented and amended from time to time, the "Indenture"), relating to the Issuers' 10 1/4 % Senior Subordinated Notes due 2009 (the "Notes"); and

         WHEREAS, Section 9.02 of the Indenture provides, among other things, that with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers, the Trustee, and the Subsidiary Guarantors may amend or supplement the Notes or the Indenture; and

         WHEREAS, the Notes constitute the only series of securities outstanding under the Indenture; and

         WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the Indenture has been duly taken; and

         WHEREAS, the Company has solicited the consents of the Holders of the Notes to certain amendments to the Indenture pursuant to that certain Consent Solicitation Statement dated November 7, 2000; and

         WHEREAS, Holders of not less than a majority in aggregate principal amount of the outstanding Notes have consented to the amendments and instruments evidencing such consent have been delivered to the Trustee; and

         WHEREAS, the Company desires and has requested Snapple Beverage Group, Inc, the Subsidiary Guarantors, and the Trustee to join in the execution and delivery of this Supplemental Indenture for the purpose of amending the Indenture;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows:

         Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         Section 2. When used herein, "Tender Offer Completion Event" shall mean such time as each of the following events shall have occurred; (i) the Company shall have completed a tender offer in accordance with the terms and conditions set forth in the Company's Letter to Holders dated November 8, 2000, and (ii) each Holder that has tendered its Notes pursuant to the tender offer shall have received payment for any Notes purchased pursuant to the tender offer.

         Section 3. Upon the  occurrence of the Tender Offer  Completion  Event,
Section 1.01 of the Indenture shall be amended by deleting the definition of each term that is used in the Indenture only in the Sections or subsections thereof that are deleted pursuant to Section 4 and Section 5, hereof.

         Section 4. Upon the occurrence of the Tender Offer Completion Event, the following sections of the Indenture, together with all references to those sections and definitions used exclusively in those sections, will be deleted in their entirety, unless otherwise specified, and replaced with the words "Intentionally Omitted":

         SECTION 4.06.  (Limitation on Indebtedness);

         SECTION 4.07. (Limitation on Restricted Payments);

         SECTION 4.08. (Limitation on Restrictions on Distributions from
                        Restricted Subsidiaries);

         SECTION 4.09 (Limitation on Sales of Assets and Subsidiary Stock);

         SECTION 4.10. (Limitation on Affiliate Transactions);

         SECTION 4.11. (Limitation on Liens);

         SECTION 4.14. (Limitation on the Sale or Issuance of Capital Stock of
                        Restricted Subsidiaries);

         SECTION 4.17. (Maintenance of Properties and Insurance); and

         SECTION 4.18.  (Additional Subsidiary Guarantees).

         Section 5. Upon the occurrence of the Tender Offer Completion Event, the following sections of the Indenture, together with all references to those sections and definitions used exclusively in those sections, will be amended as follows:

         SECTION 4.04. (SEC Reports) is hereby amended to state, in its entirety, the following:

                  All obligors on the Notes will comply with Section 314(a) of the TIA.

         SECTION 5.01 (Consolidation, Merger or Sale of Assets by the Company) is hereby amended to state, in its entirety, the following:

(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

         SECTION 5.03 (Consolidation, Merger or Sale of Assets by a Material Subsidiary Obligor) is hereby amended to state, in its entirety, the following:

         (a) No Material Subsidiary Obligor shall consolidate with or merge with or into (unless such Material Subsidiary Obligor or an Issuer or any Wholly-Owned Subsidiary that is or becomes a Subsidiary Guarantor concurrently with such transaction is the surviving Person and a Wholly Owned Subsidiary, after giving effect to such transaction or the Company is the surviving Person), or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than an Issuer or any Wholly Owned Subsidiary that is or becomes a Subsidiary Guarantor concurrently with such transaction) unless:

         (i) except as set forth in Section 5.03(b), the resulting, surviving or transferee Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Material Subsidiary Guarantor under the Notes or its Subsidiary Guarantee, as the case may be, and this Indenture; and

         (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

         All the Subsidiary Guarantees issued pursuant to clause (i) above shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (b)(i) The requirements of clause (i) of Section 5.03(a) will not apply in the case of a sale or other disposition (including by way of consolidation or merger) of a Material Subsidiary Obligor or the sale or disposition of all or substantially all the assets of a Material Subsidiary Obligor (in each case other than to the Company or an Affiliate of the Company) otherwise permitted by this Indenture (and in compliance with clause (ii) of Section 5.03(a)). Upon delivery by the Issuers to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that a sale or other disposition of a Material Subsidiary Obligor was made by the Issuers in accordance with the applicable provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of such Material Subsidiary Obligor from its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and the Indenture.

         (ii) Triarc Beverage shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless concurrently therewith, a corporate
                  Restricted Subsidiary of the Company (which may be the successor to Triarc Beverage as a result of such transaction) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of an Issuer under the Notes and this Indenture.

         SECTION 6.01 (Events of Default) is hereby amended as follows:

                  The text of subsections 6.01(e), and 6.01(f) is deleted and replaced with the text "Intentionally Omitted".

                  Subsection   6.01(c)  is  hereby  amended  to  state,  in  its
entirety, the following:

                  (c)  the   failure  by  the   Issuers  to  comply  with  their
obligations under Article 5 above and under Section 4.13.

         SECTION 6.02 (Acceleration) is hereby amended to state, in its entirety, the following:

                  (a) If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to an Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 50% in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable; provided that if any Designated Senior Indebtedness is outstanding, such principal, premium and interest shall not become due and payable until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to an Issuer, the principal of, premium, if any, and accrued interest on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) If payment of the Notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration. If any Designated Senior Indebtedness is outstanding upon such declaration of acceleration, neither the Issuers nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representatives of all issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, the Issuers or any Subsidiary Guarantor may pay the Notes only if this Indenture otherwise permits payment at that time.

         Section 6. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act of 1939, the imposed duties shall control.

         Section 7. This Supplemental Indenture shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any principles or conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

         Section 8. All agreements of the Issuers and the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

         Section 9. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

         Section 10. The recitals herein contained are made by the Company and the Successor, and the Trustee assumes no responsibility for the correctness thereof.

         Section 11. This Supplemental Indenture is an amendment supplemental to the Indenture and the said Indenture and Supplemental Indenture shall henceforth be read together.

         Section 12. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality, enforceability, of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


         IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunder duly authorized, as of the day and year first written.

                                            SNAPPLE BEVERAGE GROUP, INC.,
                                             as Issuer

                                            By: BRUCE FUTTERER
                                                -------------------------------
                                                 Name: Bruce Futterer
                                                 Title:Treasurer and Secretary

                                            SBG HOLDINGS INC.,
                                            as Issuer

                                            By: BRUCE FUTTERER
                                                -------------------------------
                                                 Name: Bruce Futterer
                                                 Title:Treasurer and Secretary


                                            RCAC, LLC

                                            as a Subsidiary Guarantor

                                            By: STUART I. ROSEN
                                                -------------------------------
                                                 Name: Stuart I. Rosen
                                                 Title:Senior Vice President

                                            ARBY'S ACQUISITION, LLC
                                             as a Subsidiary Guarantor

                                            By: STUART I. ROSEN
                                                -------------------------------
                                                 Name: Stuart I. Rosen
                                                 Title:Senior Vice President

                                            MISTIC BRANDS, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President


                                            STEWART'S BEVERAGES, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Vice President


                                            OLD SAN FRANCISCO SELTZER, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Vice President

                                            FOUNTAIN CLASSICS, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Vice President

                                            SNAPPLE BEVERAGE CORP.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            SNAPPLE INTERNATIONAL CORP.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            SNAPPLE CARIBBEAN CORP.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President


                                            SNAPPLE WORLDWIDE CORP.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            SNAPPLE FINANCE CORP.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            PACIFIC SNAPPLE DISTRIBUTORS, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            MR. NATURAL, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            MILLROSE DISTRIBUTORS, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            MPAS HOLDINGS, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President


                                            MILLROSE, L.P.
                                            as a Subsidiary Guarantor

                                            By:  MILLROSE DISTRIBUTORS, INC.,
                                                      as general partner

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President


                                            PROMOCIONES HOLDINGS, LLC
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Authorized Signatory

                                            SNAPPLE DISTRIBUTORS OF
		LONG ISLAND, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            KELRAE, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Authorized Signatory


                                            RC LEASING, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            ROYAL CROWN BOTTLING
		COMPANY OF TEXAS
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            ROYAL CROWN COMPANY, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            RETAILER CONCENTRATE PRODUCTS, INC.
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            TRIBEV CORPORATION
                                            as a Subsidiary Guarantor

                                            By: GARY G. LYONS
                                                ------------------------------
                                                 Name: Gary G. Lyons
                                                 Title: Senior Vice President

                                            THE BANK OF NEW YORK, as Trustee

                                            By: JULIE SALOVITCH-MILLER
                                                -----------------------------
                                                 Name: Julie Salovitch-Miller
                                                Title: Vice President